                                                                     EXHIBIT 4.2

                          INNOSOFT INTERNATIONAL, INC.
                           1999 EQUITY INCENTIVE PLAN

                                    ARTICLE I
                                 PURPOSE OF PLAN

        The Company has adopted this Plan to promote the interests of the Company and its shareholders by using investment interests in the Company to attract, retain and motivate its management and other persons, to encourage and reward their contributions to the performance of the Company, and to align their interests with the interests of the Company's shareholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article VIII.

                                   ARTICLE II
                        EFFECTIVE DATE AND TERM OF PLAN

        2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

        2.2 EFFECT ON AWARDS. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan; provided, however, no Common Stock shall be issued under this Plan after the Expiration Date.

        2.3 SHAREHOLDER APPROVAL. This Plan must be approved by the Company's shareholders within 12 months before or after the Effective Date. The effectiveness of any Awards granted prior to such shareholder approval will be subject to such shareholder approval and rescinded if shareholder approval is not obtained.


                                  ARTICLE III
                             SHARES SUBJECT TO PLAN

        3.1 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Awards under this Plan (including previous versions hereof or other plans that are replaced or restated by this Plan including the 1992 Stock Incentive Plan) is 1,500,000, subject to adjustment as set forth in
Section 3.4; provided, however, that at no time shall the total number of shares issuable upon exercise of all outstanding Stock Options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed 30% of the then outstanding shares of the Company (including convertible preferred or convertible senior common shares on an as if converted basis).

        3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.

        3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section
3.1. In addition, shares of Common Stock subject to an Award that are delivered to or retained by the Company upon exercise to cover cashless exercise or tax withholding, and any shares of Common Stock underlying an Award that are not issued because the Award is settled in cash, will be available for grant of further Awards under this Plan as part of the shares available under Section 3.1.

        3.4 ADJUSTMENT PROVISIONS.

            (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, reincorporation, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction then, an appropriate and proportionate adjustment shall be made by the Administrator in its discretion in: (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (2) the number and kind of shares or other securities subject to then outstanding Awards; and/or (3) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards. Anything herein contained to the contrary notwithstanding,
(a) upon dissolution or liquidation of the Company, other than in connection with a Reorganization of the Company, or a sale of all or substantially all of its assets, or in one transaction or a series of transactions, 80% or more of its then outstanding voting securities, to another corporation (an "ASSET SALE" and a "STOCK SALE," respectively), or (b) upon dissolution or liquidation of the Company in connection with a reorganization, merger (other than a merger solely for the purposes of re-incorporating the Company in another jurisdiction), consolidation, or an Asset Sale or Stock Sale, with respect to which the surviving corporation or acquiring corporation, or an affiliate thereof, does not, prior to or concurrent with the succession to the business of the Company or acquisition of its stock, assume the outstanding Awards (subject to any applicable provisions of the IRC) or replace the outstanding Awards with new awards of comparable value, the outstanding Awards, in either case, shall terminate and thereupon become null and void; provided, however, that, if the surviving or acquiring corporation does not assume the outstanding Awards or replace the outstanding Awards with new awards of comparable value, then the Recipients of such outstanding Awards shall have the right, during the period following adoption of the plan of dissolution, liquidation or Reorganization by the Board, or approval of any agreement with respect to an Asset Sale or Stock Sale by the Board, and prior to or concurrently with consummation of such plan or agreement (which period shall be no less than 20 days), to exercise their outstanding Awards to the full extent then exercisable and not theretofore exercised, and the Company shall give the Recipients of such outstanding Awards written notice of such right prior to the commencement of such period. With respect to Restricted Stock previously issued under this Plan, the surviving corporation or acquiring corporation may elect to replace the outstanding Restricted Stock with new restricted stock of comparable value; provided, however, that, if the surviving or acquiring corporation does not replace the outstanding Restricted Stock with new restricted stock of comparable value, then all restrictions on such outstanding Restricted Stock shall terminate and lapse as of the date of the consummation of such plan of dissolution, liquidation or Reorganization by the Board, or approval of any agreement with respect to an Asset Sale or Stock Sale by the Board.

            (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

            (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.

            (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

            (e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.

        3.5 RESERVATION OF SHARES. The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.


                                   ARTICLE IV
                             ADMINISTRATION OF PLAN


        4.1 ADMINISTRATOR.

            (a) Plan Administration. This Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to
Section 4.1(b).

            (b) Administration by Committee. The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time.

        4.2 AUTHORITY OF ADMINISTRATOR.

            (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

            (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such other terms and conditions applicable to each individual Award as the Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

            (c) Procedures. Subject to the Company's charter or bylaws or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.

        4.3 NO LIABILITY. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

        4.4 AMENDMENTS.

            (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards; provided, however, that no such suspension, discontinuation, revision or amendment shall deprive the Recipient of any Award theretofore granted under this Plan, without the consent of such Recipient, of any of his or her rights thereunder or with respect thereto; and, provided further, that the approval of the holders of a majority of the outstanding shares of the Company shall be required for the adoption of any amendments to this Plan which would alter the class of Eligible Persons or which would increase the number of shares subject to this Plan other than an increase pursuant to Section 3.4(a) hereof. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the Common Stock is listed or trades, or any rules or regulations promulgated thereunder. Except as otherwise provided in this Section 4.4(a), no shareholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

            (b) Award Amendments. The Administrator may at any time and from time to time in its discretion, subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable.

            (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.

        4.5 OTHER COMPENSATION PLANS. The adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by shareholders.

        4.6 PLAN BINDING ON SUCCESSORS. This Plan will be binding upon the successors and assigns of the Company.

        4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

        4.8 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

        4.9 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of the conflicts of laws thereof, provided that this will not be construed to apply the California Securities Law or the California Securities Rules to securities or holders thereof to which the California Securities Law or the California Securities Rules would not otherwise apply.

        4.10 INTERPRETATION. Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.


                                    ARTICLE V
                            GENERAL AWARD PROVISIONS


        5.1 PARTICIPATION IN PLAN.

            (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person or has received an offer of employment from the Company or any Affiliated Entity, provided that

Awards granted to a person who has received an offer of employment will terminate and be forfeited without consideration if the employment offer is not accepted within such time as may be specified by the Company. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

            (b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

            (c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States to recognize differences in applicable law, tax policy or local custom.

        5.2 AWARD DOCUMENTS. Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Recipient setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient but an Award may have an effective date prior to the date of such an agreement. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

        5.3 PAYMENT FOR AWARDS.

            (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.

            (b) Company Assistance. The Company may assist any person to whom an Award is granted (including, without limitation, any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as may be consistent with applicable law and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 5.9.

            (c) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.

            (d) No Precedent. Recipients will have no rights to the assistance described in Section 5.3(b) or the exercise techniques described in Section 5.3(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

        5.4 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are "at will" employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator, and the Administrator's determination thereof will be final and binding.

        5.5 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

            (a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common

Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any such qualifications, consents, approvals or authorizations will relieve the Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

            (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

        5.6 NO PRIVILEGES RE: STOCK OWNERSHIP OR SPECIFIC ASSETS. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

        5.7 NONASSIGNABILITY. No Award is assignable or transferable except: (a) by will or by the laws of descent and distribution; or (b) subject to the final sentence of this Section 5.7, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a

Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, Stock Options and stock purchase rights that are California Regulated Securities may not be transferred other than by will or the laws of descent and distribution at any time that this Plan is a California Regulated Plan, and Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

        5.8 INFORMATION TO RECIPIENTS.

            (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations, provided that during such times as this Plan is a California Regulated Plan, holders of California Regulated Securities will receive financial statements of the Company to the extent required by the California Securities Rules.

            (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient's agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient's position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.8(b) (which acknowledgment is not to be a condition to Recipient's obligations under this Section 5.8(b)).

        5.9 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be, is determined.

        5.10 LEGENDS ON AWARDS AND STOCK CERTIFICATES. Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.

        5.11 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS.

            (a) Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.11(b), Awards will be exercisable by a Recipient (or the

Recipient's successor in interest) following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination. (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient's termination of employment during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

            (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

            (d) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient's rights thereunder, will terminate upon termination for any reason of such Recipient's employment with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

        5.12 RESTRICTIONS ON COMMON STOCK AND OTHER SECURITIES. Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.


                                   ARTICLE VI
                                     AWARDS


        6.1 STOCK OPTIONS.

            (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

            (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted. Subject to Section 4.4(b), the exercise price may be greater than or less than the Fair Market Value of the Common Stock subject to the Stock Option as of the date of grant, provided that in no event may the exercise price per share be less than the par value, if any, per share of the Common Stock subject to the Stock Option, and provided further that the exercise price of Stock Options that are California Regulated Securities granted while this Plan is a California Regulated Plan may not be less than 85% of the Fair Market Value of the Common Stock as of the date of grant, or 110% of the Fair Market Value of the Common Stock as of the date of grant in the case of Stock Options granted to Recipients owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations.

            (c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that (i) Stock Options that are California Regulated Securities granted while this Plan is a California Regulated Plan will vest and become exercisable at the rate of at least 20% per year over five years from the date of grant, and (ii) exercise of Stock Options after termination of the Recipient's employment shall be subject to Section 5.11. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.

            (d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary or other designated official of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.9 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.9, or any applicable section of or regulation under the IRC. If required by the Administrator, the Recipient shall pay to the Company the reasonable expenses incurred by the Company in issuing a certificate for any shares of Common Stock issued pursuant to the exercise of a Stock Option, if such exercise is for less than all of the shares as to which the Stock Option has become exercisable.

            (e) Termination of Employment.

                (i) Termination for Just Cause. Subject to Section 5.11 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, or, with respect to California Regulated Securities, as required by the California Securities Rules while this Plan is a California Regulated Plan, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.

                (ii) Termination Other Than for Just Cause. Subject to Section
5.11 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, if a Recipient's employment with the Company or any Affiliated Entity terminates for:

                    (A) any reason other than for Just Cause Dismissal, death,

Permanent Disability or Retirement, the Recipient's Awards, whether or not vested, will expire and become unexercisable as of the earlier of: (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (B) 90 days after the date of employment termination in the case of Stock Options intended to be treated as Incentive Stock Options, or 30 days after the date of employment termination in the case of Nonqualified Stock Options.

                    (B) death or Permanent Disability or Retirement, the Recipient's unexercised Awards will, whether or not vested, expire and become unexercisable as of the earlier of: (A) the date such Awards would expire in accordance with their terms had the Recipient remained employed; and (B) 365 days after the date of employment termination.

            (f) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

                (i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Shareholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Shareholder.

                (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more Stock Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.

                (iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.


                                   ARTICLE VII
                     RIGHTS OF REPURCHASE AND FIRST REFUSAL


        7.1 RIGHT OF REPURCHASE.

        (a) In the event that any of the events specified in Section 7.1(b) below occur, then, with respect to any of the shares previously acquired upon exercise of or in connection with any Award prior to the occurrence of such event, within 90 days following the occurrence of such event, and, with respect to any of the shares acquired upon exercise of or in connection with any Award after occurrence of such event, within 90 days following the date of such exercise or acquisition (in either case, the "REPURCHASE PERIOD"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, such shares (the "AWARD SHARES") from the Recipient, or his or her legal representative, as the case may be, at the Repurchase Price (as defined hereinafter) of such shares (the "REPURCHASE OPTION"). The Repurchase Option shall be exercised by the Company giving Recipient, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the Award Shares, either with or without the participation of the Company.

        (b) The Company shall have the Repurchase Option in the event that any of the following occur:

        (1) The termination of Recipient's employment with the Company or an Affiliated Entity voluntarily or involuntarily for any reason whatsoever. The Repurchase Period with respect to Award Shares acquired prior to the cessation of employment shall commence on the date on which the Recipient ceases to be an employee of the Company or an Affiliated Entity. The Repurchase Period with respect to Award Shares acquired subsequent to such date shall commence on the date the Recipient acquires such shares. The Repurchase Price of the Award Shares shall be determined as of the last day of the month preceding the month in which the Recipient ceases to be employed.

        (2) The receivership, bankruptcy or other creditors proceeding regarding Recipient or the taking of any of the Award Shares by legal process, such as a levy of execution, whether or not Recipient then is employed by the Company or an Affiliated Entity. The Repurchase Period shall commence on the date the Company receives actual notice of the commencement of pendency of the receivership, bankruptcy or other creditor's proceeding, or the date of such taking, as the case may be. The Repurchase Price of the Award Shares shall be determined as of the last day of the month preceding the month in which the proceeding involved commenced or the taking occurred.

        (3) Distribution of any of the Award Shares by Recipient to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company, whether or not Recipient then is employed by the Company or an Affiliated Entity. The Repurchase Period shall be deemed to commence on the day the Company receives actual notice of such distribution. The Repurchase Price of the Award Shares shall be determined as of the last day of the month preceding the month in which the decree, agreement or, if there is no decree or agreement, the distribution occurs.

        (c) the Repurchase Price of the Award Shares, as used in this Section 7.1, shall be an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company, as follows:

        (1) the Repurchase Price shall initially be determined by the Board, giving due consideration to recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, the absence of a public market for the Common Stock, and such other matters as the Board deems pertinent (the "BOARD VALUATION"), and the Repurchase Price need not necessarily be equal to the Fair Market Value as determined in accordance with this Agreement;

        (2) Recipient shall have the right, exercisable by written request to the Company, to review the assumptions, calculations and information used by the Board in determining the

Board Valuation and shall have 20 days after Recipient's receipt of the Board Valuation to give written notice to the Company of any disagreement with the Board Valuation, indicating the Repurchase Price Recipient attributes to the Award Shares (the "RECIPIENT VALUATION") and specifying in reasonable detail, insofar as feasible, the nature and extent of Recipient's disagreement with the Board Valuation; provided, however, if the Recipient fails to provide any notice of disagreement within such 20 day period, the Repurchase Price shall be the Board Valuation and such Repurchase Price shall be binding on the parties, and such binding amount shall be final and shall not be subject to review or challenge of any kind;

        (3) if the Recipient gives timely written notice under Section 7.1(c)(2) above, the Company and Recipient shall then attempt to agree upon a mutually acceptable Repurchase Price for the Award Shares; if the Company and Recipient are unable to reach agreement as to Repurchase Price within 10 days after Recipient gives the Company notice of the Recipient Valuation, the disagreement shall be referred for final determination to the Los Angeles office of Deloitte & Touche LLP, or if Deloitte & Touche LLP is unwilling to serve, such other independent accounting firm of national recognition that the Board selects in good faith (the "INDEPENDENT ACCOUNTING FIRM"), which shall make a final determination regarding such disagreement within 30 days after referral thereof;

        (4) any determination with respect to the Repurchase Price of the Award Shares made by the Independent Accounting Firm shall be made on the basis of the application of the standards set forth in this Section 7.1(c), and the decision of the Independent Accounting Firm (the "ACCOUNTANT VALUATION") shall be final and binding and shall not be subject to review or challenge of any kind; provided, however, that if the Accountant Valuation is less than the Board Valuation, the Board Valuation shall be binding on the parties and if the Accountant Valuation is greater than the Recipient Valuation, the Recipient Valuation shall be binding on the parties, and in either case, such binding amount shall be final and shall not be subject to review or challenge of any kind; and

        (5) the Company and Recipient shall each pay one-half of the fees and disbursements of the Independent Accounting Firm, if any.

        7.2 RIGHT OF FIRST REFUSAL.

        (a) If at any time, whether during the continuance of Recipient's employment by the Company or an Affiliated Entity, or thereafter, Recipient, or his or her legal representative, as the case may be (a "SELLER"), desires to sell, transfer (by gift or otherwise), assign, hypothecate, pledge, grant as a security interest, or in any other way dispose of or alienate any of the Award Shares or any interest therein (other than by gift to the spouse, parents or children of Recipient or to the parents or children of the spouse of Recipient or to a trust established solely for the benefit of any one or more of such persons (a "PERMITTED TRANSFER"), then prior to such transfer, (i) Seller shall obtain a written agreement satisfactory to the Company that such intended transferee (the "Transferee") agrees, prior to the transfer, in a writing acceptable to the Company to hold such shares subject to the terms of Section
7.1 hereof and this Section 7.2), (hereinafter referred to as a "DISPOSITION") and (ii) the Seller shall give written notice to the Company of Seller's intent to make a Disposition of such shares (the "FIRST REFUSAL OFFER"). The First Refusal Offer shall contain a statement signed by the Seller notifying the Company that the Seller desires to make a Disposition of a specified number of the Award Shares or an interest therein and shall be accompanied by a copy of the bona fide offer to purchase such shares, in case of a sale, or a description of the proposed transaction with respect to any other Disposition, and shall set forth the following:

        (1) The full name and address of the Transferee;

        (2) The number of the Award Shares to be purchased by, or transferred to, the Transferee;

        (3) The price, in case of a sale, and other terms under which the purchase is intended to be made;

        (4) A statement, in case of a sale, signed by the Transferee, that the price and other terms specified are a bona fide offer to purchase; and

        (5) A representation, in case of a sale, by the Transferee that he or she or it has the financial capability necessary to consummate the purchase.

        (b) The Company shall have 30 days from the date of receipt of the First Refusal Offer within which to exercise an option to purchase the Award Shares covered by a First Refusal Offer (the "FIRST REFUSAL SHARES"), at the same price and upon the same terms as set forth in such First Refusal Offer (the "FIRST REFUSAL OPTION"), by giving the Seller written notice of its intention to exercise such right. The Company may, in exercising the First Refusal Option, designate one or more nominees to purchase the First Refusal Shares, either with or without the participation of the Company. The First Refusal Option shall apply to all, but not less than all, of the First Refusal Shares. Notwithstanding the generality of the foregoing, however, the purchase price for the First Refusal Shares may, at the option of the Company, be paid (1) in the same manner provided in the First Refusal Offer, (2) in cash in an amount equal to the present value of any payments to be made over a period of time according to the terms of the First Refusal Offer, (3) by use of a promissory note, or (4) if the terms specified in the First Refusal Offer state that payment is to be made in property, in an amount equal to the Fair Market Value of such property as of the date the Company receives the First Refusal Offer, as determined in good faith and on any reasonable basis, by the Board. For purposes of any computation made pursuant to this paragraph, the present value of any amount to be paid in the future shall be determined by the Board by discounting such amount using an interest rate of 10%.

        (c) If the Seller desires to make a Disposition of any of the Award Shares other than by sale, including, without limitation, by gift, pledge, hypothecation or the grant of a security interest, other than a permitted transfer, the Seller shall obtain the prior written approval of the Company to the proposed transfer, which approval the Company may give or withhold in its sole discretion.

        (d) If the First Refusal Shares are not purchased pursuant to the related First Refusal Offer by the Company in accordance with this Section 7.2, in the case of a proposed sale, or if the Company approves a Disposition other than by sale, the Seller may make a bona fide transfer of the First Refusal Shares to the respective transferee or transferees named in the related First Refusal Offer; provided, however, that (1) such transfer shall only be made in strict accordance with the terms stated in such First Refusal Offer, and immediately following such transfer, the transferor shall so certify in writing to the Company, and (2) before any such transfer shall become effective or be recorded in the books of the Company, each transferee of the First Refusal Shares shall agree in writing to hold such shares subject to the terms of this Agreement. In the event the Recipient does not make such transfer for a period of 60 days following the date on which the Company receives the First Refusal Offer, no transfer of the First Refusal Shares covered by the First Refusal Offer shall be made without a new First Refusal Offer from the Seller to the Company in accordance with this Section 7.2 and in full compliance with all provisions hereof.

        7.3 CLOSING. The closing with respect to a purchase of shares by the Company pursuant to Section 7.1 or 7.2 hereof (the "CLOSING") shall occur at the principal executive office of the Company on the date and time agreed to by the parties, but if no such agreement is reached, the Closing shall occur at 10:00 a.m., local time, on the last business day of the 30-day period beginning with the last day of the Repurchase Period or the First Refusal Period, as the case may be.

        7.4 DELIVERIES AT CLOSING. At the Closing, (a) Recipient or his or her legal representative, as the case may be, shall deliver to the Company or its designee, as the case may be, (1) share certificate(s), duly endorsed for transfer, representing the Award Shares or the First Refusal Shares, as the case may be, to be purchased at such Closing, and (2) a written statement from Recipient or his or her legal representative, as the case may be, that such shares are owned by such person, free and clear of any liens, claims, pledges, security interests or other encumbrances (other than those expressly created by the Company), and (b) the Company or its designee, as the case may be, shall deliver to Recipient or his or her legal representative, as the case may be, (1) the purchase price for such shares, as determined in accordance with Section 7.1 or 7.2 hereof, as the case may be, in the form of a check, and (2) if applicable, a share certificate for the number of shares, if any, represented by the share certificate(s) transferred to the Company that are not First Refusal Shares.

        7.5 EFFECT OF TENDER OF PURCHASE PRICE. Notwithstanding the failure of the holder of any certificate evidencing all or any part of the Award Shares or the First Refusal Shares, as the case may be, to deliver the same to the Company for cancellation, and upon tender by the Company of the purchase price for any of such shares in accordance with the terms of this Agreement, such shares and the certificates representing same shall forthwith and without further action be deemed to be canceled and forfeited.

        7.6 LEGENDS AND TERMINATION OF RIGHTS. All share certificates representing the shares issued upon exercise of any Award shall bear a legend or legends noting the existence of the restrictions imposed by this Plan.

                                  ARTICLE VIII
                                   DEFINITIONS

        Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

        "ACCOUNTANT VALUATION" shall have the meaning set forth in Section
7.1(c).

        "ADMINISTRATOR" means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.

        "AFFILIATED ENTITY" means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common stock with the Company.

        "AWARD" means any Stock Option granted or sold to an Eligible Person under this Plan, or any similar award granted by the Company prior to the Effective Date and outstanding as of the Effective Date that is governed by this Plan.

        "AWARD DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

        "AWARD SHARES" shall have the meaning set forth in Section 7.1(a).

        "BOARD" means the Board of Directors of the Company.

        "BOARD VALUATION" shall have the meaning set forth in Section 7.1(c).

        "CALIFORNIA COMMISSIONER" means the Commissioner of Corporations of the State of California.

        "CALIFORNIA REGULATED PLAN" means this Plan at any time that Awards and securities underlying Awards are California Regulated Securities and the Company relies upon the exemption provided by Section 25102(o) of the California Securities Law (or another exemption imposing comparable requirements) to exempt the issuance of securities under this Plan from qualification under the California Securities Law.

        "CALIFORNIA REGULATED SECURITIES" means Awards and securities underlying Awards that are subject to the California Securities Law or the California Securities Rules.

        "CALIFORNIA SECURITIES LAW" means the California Corporate Securities Law of 1968, as amended.

        "CALIFORNIA SECURITIES RULES" means the Rules of the California Commissioner adopted under the California Securities Law.

        "CLOSING" shall have the meaning set forth in Section 7.3.

        "COMMITTEE" means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

        "COMMON STOCK" means the common stock of the Company, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.

        "COMPANY" means Innosoft International, Inc., a California corporation.

        "DISPOSITION" shall have the meaning set forth in Section 7.2(a).

        "EFFECTIVE DATE" means February 12, 1999, which is the date this Plan was adopted by the Board whether or not shareholder approval had yet been obtained as of such date.

        "ELIGIBLE PERSON" includes directors, officers, employees, consultants and advisors of the Company or of any Affiliated Entity.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE ACT REGISTERED COMPANY" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

        "EXPIRATION DATE" means February 11, 2009.

        "FAIR MARKET VALUE" of a share of the Company's capital stock as of a particular date means (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the arithmetic mean of the highest and lowest sale prices of the stock for the trading day immediately preceding such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator; provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company shall consider such factors as may be required by the California Securities Law and the California Securities Rules while this Plan is a California Regulated Plan, and may take into account such other factors as it may deem appropriate under the circumstances including the absence of a public trading market for the Company's securities, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of capital stock for purposes of grants of Incentive Stock Options must be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than capital stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

        "FIRST REFUSAL OFFER" shall have the meaning set forth in Section
7.2(a).

        "FIRST REFUSAL OPTION" shall have the meaning set forth in Section
7.2(b).

        "FIRST REFUSAL SHARES" shall have the meaning set forth in Section
7.2(b).

        "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

        "INDEPENDENT ACCOUNTING FIRM" shall have the meaning set forth in
Section 7.1(c).

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (a) the commission by the Recipient of any act of embezzlement, fraud or dishonesty; (b) any deliberate disregard by the Recipient of any policy promulgated by the Board or the Chief Executive Officer of the Company, or any Affiliated Entity with which Recipient is employed, which results in any loss, damage or injury to the Company or any Affiliated Entity;
(c) any unauthorized disclosure by the Recipient of any trade secret or confidential information of the Company or any Affiliated Entity; (d) any commission of an act by the Recipient which constitutes unfair competition with the Company or any Affiliated Entity or induces any customer or vendor of the Company or any Affiliated Entity to terminate any agreement with such corporation; or (e) any breach by the Recipient of any agreement or covenant, including, without limitation, in any employment agreement, consulting agreement, purchase agreement, purchase order or confidentiality agreement, he or she has made with the Company or any Affiliated Entity; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient's employment with the Company or any Affiliated Entity, "Just Cause Dismissal" for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.

        "NONQUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

        "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

        "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three (3) consecutive months or six (6) months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

        "PERMITTED TRANSFER" shall have the meaning set forth in Section 7.2(a).

        "PERSON" means any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

        "PLAN" means this 1999 Equity Incentive Plan of the Company.

        "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

        "RECIPIENT" means a person who has received an Award.

        "RECIPIENT VALUATION" shall have the meaning set forth in Section
7.1(c).

        "REORGANIZATION" means any merger, consolidation or other reorganization.

        "REPURCHASE OPTION" shall have the meaning set forth in Section 7.1(a).

        "REPURCHASE PERIOD" means the period set forth in Section 7.1(a).

        "RETIREMENT" of a Recipient means the Recipient's resignation from the Company or any Affiliated Entity after reaching age [60] and at least five years of full-time employment by the Company or any Affiliated Entity without any circumstances that would justify a Just Cause Dismissal of the Recipient.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SELLER" shall have the meaning set forth in Section 7.2(a).

        "SIGNIFICANT SHAREHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

        "STOCK OPTION" means a right to purchase stock of the Company granted under Section 6.1 of this Plan.

        "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

        "TRANSFEREE" shall have the meaning set forth in Section 7.2(a).

                                    EXHIBIT A
                                       TO
                          INNOSOFT INTERNATIONAL, INC.
                           1999 EQUITY INCENTIVE PLAN

Innosoft International, Inc.
1050 Lakes Drive
West Covina, CA  91790

RE:  NOTICE OF EXERCISE OF STOCK OPTION

Notice is hereby given that I elect to purchase the number of shares (the "Shares") set forth below pursuant to the stock option referenced below at the exercise price applicable thereto:

Option Grant Date:
                                                            ---------------

Total Number of Shares
Underlying Original Option:
                                                            ---------------

Number of Shares for
which Option has been
Previously Exercised:
                                                            ---------------

Exercise Price Per Share:
                                                            ---------------

Number of Shares Being
Acquired With This Exercise:
                                                            ---------------


A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Shares.

I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 1999 Equity Incentive Plan.



--------------------------------
          (signature)


--------------------------------
       (name of Optionee)